EXHIBIT 4.2
READING INTERNATIONAL, INC.

2010 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Stock Option Agreement (this “Option Agreement”) shall have the meanings ascribed in the Reading International, Inc. 2010 Stock Incentive Plan.

I.	NOTICE OF STOCK OPTION GRANT

[Optionee’s Name and Address]

The Company is pleased to inform you that, subject to the terms and conditions of the Plan and this Option Agreement, you have been granted an Option to purchase Common Stock, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Number of Option Shares:

Total Exercise Price:

Type of Option:	Incentive Stock Option (“ISO”)
Nonstatutory Stock Option (“NSO”)

Term/Expiration Date:

Vesting Schedule:  The Option shall become vested and exercisable in accordance with the following schedule:

As to _______________ of the Option Shares on _______________, 20__, but only if the Participant remains in continuous Service through such date.

As to _______________ of the Option Shares on _______________, 20__, but only if the Participant remains in continuous Service through such date.

As to _______________ of the Option Shares on _______________, 20__, but only if the Participant remains in continuous Service through such date.

II.	AGREEMENT

A.	Grant of Option.

The Board hereby grants to the Optionee named in the Notice of Grant contained in Part I of this Option Agreement (the “Notice of Grant”) an Option (this “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 12 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code; however, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule described in Section 10(d) of the Plan it shall be treated as a Nonstatutory Stock Option.

B.	Vesting of Option Shares.

(a) Vesting Schedule.  The Option Shares as to which the Option shall have vested at any time in accordance with the terms of the Vesting Schedule set forth in the Notice of Grant are referred to as “Vested Shares,” and the Option Shares that shall not have vested are referred to as “Unvested Shares.”  All of the Option Shares are Unvested Shares as of the date of this Option Agreement.

(b) Accelerated Vesting Upon a Corporate Transaction.  In the event of the completion of a Corporate Transaction, all Unvested Shares shall automatically vest and become Vested Shares immediately prior to the completion of the Corporate Transaction.

(c) Termination of Unvested Shares Upon Early Termination of Service.  If the Optionee ceases to remain in Service for any reason, (i) the Option shall immediately and automatically cease to be exercisable for any Unvested Shares as of such employment termination and (ii) the Optionee shall immediately and automatically cease to have any right under the Option with respect to Unvested Shares as of such employment termination date.  In such event, this Option Agreement shall remain in full force and effect with respect to any Vested Shares.

C.	Exercise of Option.

(a) Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise.  This Option is exercisable by delivery to the Company of an exercise notice in substantially the form attached hereto as Exhibit A, or such other form as the Board may approve (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, pursuant to Part II(C)(c) of this Option Agreement.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

(c) Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, as set forth herein and in the Plan:

1. cash at the time this Option is exercised; or

2. check made payable to the Company at the time this Option is exercised.

The Board, in its sole discretion, if expressly authorized in writing by the Board, may extend to Optionee other methods of payment, as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board, such as by (i) delivery to the Company of other Common Stock; (ii) deferred payment arrangement; (iii) net exercise arrangement; or (iv) cashless exercise.

D.	Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, if the Option granted to Optionee herein is an NSO, the Optionee, may, be delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, will thereafter be entitled to exercise this Option. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.	Exercise Period; Term of Option.

This Option may be exercised for three months after Optionee ceases to remain in Service, to the extent this Option was exercisable on the date Optionee ceases to remain in Service.  Upon the death or Disability of the Optionee, this Option may be exercised for twelve months after Optionee ceases to remain in Service, to the extent this Option was exercisable on the date Optionee ceases to remain in Service.  In no event, however, shall this Option be exercised later than the Term/Expiration Date set out in the Notice of Grant.

F.	Tax Obligations.

(a) Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

G.	Entire Agreement; Governing Law.

The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Nevada.

H.	NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN SERVICE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement.  By your signature below, you acknowledge and agree that you have reviewed the Plan and this Option Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

[Signature page follows]

This Option Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

OPTIONEE:		READING INTERNATIONAL, INC.
By:
Signature		Name: Title:

Print Name

Residence Address:

EXHIBIT A

NOTICE OF EXERCISE OF OPTION TO PURCHASE
COMMON STOCK

Name:
Address:
SSN:
Date:

Reading International, Inc.
Attention: Corporate Secretary
500 Citadel Drive, Suite 300
Commerce, California 90040

Re:           Exercise of Stock Option

Gentlemen:

I elect to purchase ______________ shares of Class A Non-voting Common Stock [and/or ___________ shares of Class B Voting Common Stock] of Reading International, Inc. (the “Company”) pursuant to the Reading International, Inc. Stock Option Agreement dated ___________ and the Reading International, Inc. 2010 Stock Incentive Plan.  The purchase will take place on the Exercise Date, which will be (i) as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice) or (ii) in the case of a Broker-assisted cashless exercise (as indicated below), the date of this notice.

On or before the Exercise Date, I will pay the full exercise price in the form specified below (check one):

[ ]           Cash: by delivering cash to the Company for $___________.

[ ]           Check: by delivering a check made payable to the Company for $___________.

I will pay the full exercise price in the following form, as expressly authorized in writing by the Board:

[ ]           Other Company Shares: by delivering for surrender other shares of the Company’s Common Stock having a fair market value at the time of receipt by the Company equal to not less than the Exercise Price.

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[ ]           Deferred Payment Arrangement: on such terms as have been approved by the Board.

[ ]           Net Exercise Arrangement: pursuant to the Plan and on such terms as have been approved by the Board.

[ ]           Cash From Broker: by delivering the purchase price from ________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the “Broker”).  I authorize the Company to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.

On or before the Exercise Date, I will pay any applicable tax withholding obligations, as provided in the Option Agreement and the Plan, for the full tax withholding amount.

Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).

Very truly yours,

AGREED TO AND ACCEPTED:

READING INTERNATIONAL, INC.

By:

Title:

Number of Option Shares Exercised:

Number of Option Shares Remaining:

Date:

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